Tellurian reports second quarter 2018 results

HOUSTON, Texas - (BUSINESS WIRE) August 8, 2018 -- Tellurian Inc. (Tellurian) (NASDAQ: TELL) continued to build its global natural gas business during the second quarter of 2018. Notable Tellurian achievements:

•	Generated approximately $115.2 million in proceeds from a public offering of common stock.

•	Received a Coastal Use Permit from the Louisiana Department of Natural Resources and Air Permits from the Louisiana Department of Environmental Quality for the Driftwood Project.

•
Closed two open seasons on proposed pipelines - the Permian Global Access Pipeline and the Haynesville Global Access Pipeline - receiving non-binding indications of interest for both projects in excess of available capacity.

•	Advanced the sale of LNG and Driftwood Holdings’ partnership interests, with approximately 25 customer/partners conducting due diligence.
President and CEO Meg Gentle said, “All the pieces of the integrated project are coming together as planned, and we remain on schedule to announce our partners in the third or fourth quarter, begin construction of Driftwood LNG in first half 2019, and deliver LNG to the global market in 2023.”

Estimated Driftwood project timeline

Catalyst	Estimated timeline
Final Environmental Impact Statement	12 October 2018
FERC order and Federal Authorization Decision Deadline	10 January 2019
Driftwood final investment decision	1H 2019
Begin construction	1H 2019
Begin operations	2023
Financial results
Tellurian ended its second quarter of 2018 with approximately $196.8 million of cash and cash equivalents and no debt. We have a strong balance sheet consisting of approximately $373.5 million in assets, of which approximately $90.3 million represents our proved natural gas properties.
Tellurian reported a net loss of approximately $35.9 million, or $0.17 per share (basic and diluted), for the three months ended June 30, 2018.
About Tellurian Inc.
Tellurian was founded by Charif Souki and Martin Houston and is led by President and CEO Meg Gentle. Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.
For more information, please visit www.tellurianinc.com.
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CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “timeline,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, and other aspects of Tellurian’s projects and business and potential related financing transactions. These statements involve a number of known and

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com

unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed by Tellurian with the Securities and Exchange Commission (the “SEC”) on March 15, 2018, and other filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact:
Media:
Joi Lecznar
SVP Public Affairs and Communication
Phone +1.832.962.4044
joi.lecznar@tellurianinc.com
Investors:
Amit Marwaha
Director, Investor Relations
Phone +1.832.485.2004
amit.marwaha@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com